Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Neill Davis, the Chief Executive Officer of Francesca’s Holdings Corporation, certify that (i) the annual report on Form 10-K for the fiscal year ended February 1,2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Francesca’s Holdings Corporation as of the dates and for the periods set forth therein.

/s/ Neill Davis
Neill Davis
Chief Executive Officer

March 28, 2014
Date

I, Mark Vendetti, the Chief Financial Officer of Francesca’s Holdings Corporation, certify that (i) the annual report on Form 10-K for the fiscal year ended February 1, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Francesca’s Holdings Corporation as of the dates and for the periods set forth therein.

/s/ Mark Vendetti
Mark Vendetti
Chief Financial Officer

March 28, 2014
Date